EXHIBIT 10.3

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
[Foundations by the Vineyard, Euless, Texas]
THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is entered into to be effective as of September 4, 2015, by and between AP WP SERAMONT REIT LLC, a Delaware limited liability company ("Seller"), and STEADFAST ASSET HOLDINGS, INC., a California corporation ("Purchaser").
Recitals:
A.     Seller and Purchaser are parties to that certain Purchase and Sale Agreement effective June 29, 2015 ("Original Contract"), relating to the purchase and sale of that certain real property commonly known as Foundations by the Vineyard, Euless, Texas, as more particularly described therein, as amended by (i) email exchange of counsel dated July 30, 2015 ("Email Exchange") and (ii) that certain First Amendment to Purchase and Sale Agreement dated July 31, 2015 ("First Amendment") (the Original Contract, the Email Exchange and the First Amendment arc collectively referred to herein as the "Contract").
B.     The Property is presently encumbered by a loan ("Loan") secured by a deed trust and the Loan is now held by U.S. Bank National Association, as Trustee under the Pooling and Servicing Agreement dated as of November 1, 2011 (the "Pooling and Servicing Agreement") for the Registered Holders ofBank of America Merrill Lynch Commercial Mortgage Inc., Multifamily Mortgage Pass-Through Certificates, Series 2011-K704.
C.     In order to release the lien against the Property secured by the Loan, prepayment of the Loan is not permitted and therefore it is necessary the Seller defease the Loan and substitute certain defeasance collateral (the "Defeasance Collateral") to secure the Loan (the "Defeasance"), as required pursuant to, and as more particularly described in, the documents executed and delivered in connection with the Loan.

C. Seller and Purchaser desire to amend the Contract as provided below.
Agreement:
NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and the mutual agreements herein contained, and in reliance thereon, Seller and Purchaser hereby agree as follows:

1.	Defined Terms. Except as expressly defined in this Amendment, all capitalized terms have the meaning(s) assigned in the Contract.

2.	Closing Date. The first paragraph of Section 5(a) of the Contract, as amended by the First Amendment, is deleted in its entirety and amended to read as follows:

Second Amendment to Purchase and Sale Agreement	1

"(a)
Closing Date. The closing of the sale of the Property to Purchaser (the "Closing") shall take place at the Title Company on September 23, 2015 (the "Closing Date"). The Closing shall be completed and fully funded by Noon CDT on the Closing Date to permit the Seller's proceeds from the Sales Price to be utilized to purchase the Defeasance Collateral. When and if Seller receives confirmation from the servicer of the Loan that all conditions necessary for the Defeasance have been satisfied and the Lender is prepared to proceed with the Defeasance ("Lender Defeasance Notice"), Seller shall immediately notify the Purchaser (which notice to Purchaser may be given by email without the need for confirming by overnight messenger). Provided the Lender Defeasance Notice has been received, Purchaser shall have the option to move the Closing Date to an earlier Tuesday-Friday (the Closing Date cannot occur on a Monday as a prior Business Day is required to acquire the Defeasance Collateral) with at least three (3) Business Days advance notice to the Seller. TIle parties may effect the Closing by making their Closing deliveries into escrow with Title Company pursuant to escrow instructions that do not conflict with the terms of this Contract. Simultaneously with the Closing of the Tranche A Contracts, Purchaser has delivered to the Title Company an additional deposit in the amount of $l ,233,000 (the "Additional Extension Deposit"), which has been added to and become a part of the Earnest Money for all purposes. Notwithstanding the provisions of Section 2(a) of this Contract, if Seller elects to extend the Closing for the Lake Parallel Agreement pursuant to Paragraph 5 of the Parallel Amendment for Lake, Closing shall nonetheless occur under th is Contract on the Closing Date."

3.	Miscellaneous.

(a)	Except as amended by this Amendment, the Contract remains effective in accordance with its terms. The terms of this Amendment will control over any conflicts between it and the terms of the Contract.

(b)
This Amendment may be executed in a number of identical counterparts, and a facsimile or electronic mail transmission shall be binding on the party or parties whose signatures appear thereon. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one amendment, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

Second Amendment to Purchase and Sale Agreement	2

IN WITNESS WHEREOF, the parties have executed this Second Amendment to be effective as of the date first written above.
SELLER:

AP WP SERAMONT LLC, a Delaware limited liability company

By: AP WP Texas MF LLC, a Delaware limited liability company, its Manager

By:	/s/ Curtis W. Walker
Name:	Curtis W. Walker
Title:	Designated Representative
Date signed: September 4, 2015

PURCHASER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Title:	Secretary

Date signed: September 8, 2015

Second Amendment to Purchase and Sale Agreement
Signature Page